EXHIBIT 99.1

KORE Reports First Quarter 2024 Results

ATLANTA – May 15, 2024 – KORE Group Holdings, Inc. (NYSE: KORE) (“KORE” or the “Company”), the global pure-play Internet of Things (“IoT”) hyperscaler and provider of IoT Connectivity, Solutions, and Analytics, today reported financial and operational results for the quarter ended March 31, 2024.

Company Highlights

•First quarter 2024 revenue was $76.0 million, a 15.2% increase over the same period last year.

•IoT Connectivity revenue of $57.9 million, a 33% increase over the same period last year, was driven by investments and organic growth. Organically, IoT Connectivity grew approximately 11% year-over-year.

•IoT Solutions revenue of $18.1 million, a 19% decline from the same period last year, was due to timing of shipments to KORE's top customers and a strategic decision to reduce lower margin hardware deals to improve working capital.

•Net loss was $17.6 million for the first quarter of 2024, a 4.9% reduction from $18.5 million for the same period a year ago.

•Adjusted EBITDA was $14.8 million for the first quarter of 2024, a 10.7% increase from $13.3 million for the same period a year ago.

•The Company had a strong sales quarter with a closed-won Total Contract Value (TCV)1 of $52 million, which included a $26 million Connected Health contract, up from $28 million in the same period a year ago.

•The Company reaffirms its full year 2024 revenue guidance in the range of $300 million to $305 million and Adjusted EBITDA, a non-GAAP metric2, guidance in a range of $64 million to $66 million, reflecting a re-acceleration in IoT Connectivity growth. IoT Connectivity revenue is projected to grow at a percentage rate in the high teens in 2024.

“KORE delivered solid results in the first quarter driven by investments in IoT Connectivity and organic growth,” said Ron Totton, Interim President and CEO of KORE. “Stepping into the leadership role, I am excited by KORE’s broad array of growth opportunities and, together with our talented team, will prioritize the best ones while simultaneously working to optimize operational performance. We believe this dual investment in growth and efficiency will translate into increased stockholder value.”

1 See “Key Metrics” below for definitions.
2 See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to EBITDA to Adjusted EBITDA” below for more information.

KORE Group Holdings, Inc. Reports First Quarter 2024 Earnings
The tables below summarize the Company’s revenue and specific key metrics.

	Three Months Ended March 31,
($ in millions)	2024		2023
IoT Connectivity	$57.9	76%	$43.5	66%
IoT Solutions	18.1	24%	22.4	34%
Total Revenue	$76.0	100%	$66.0	100%

Period End Total Connections[3]	18.3 million		15.1 million
Average Total Connections for the Period	18.1 million		15.1 million

DBNER[3]	94%		107%

2024 Financial Outlook

For the twelve months ending December 31, 2024, the Company continues to expect the following:

•Revenue in the range of $300 million to $305 million; and

•Adjusted EBITDA in the range of $64 million to $66 million.

Conference Call Details

KORE management will hold a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results, business highlights and outlook. Interim President and CEO Ron Totton and CFO Paul Holtz will host the call, followed by a question-and-answer session.

Webcast: Link
U.S. dial-in: (877) 407-3039
International dial-in: (215) 268-9922
Conference ID: 13746648

The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of the Company’s website, ir.korewireless.com.

For the conference call, please dial in 5-10 minutes prior to the start time, and an operator will register your name and organization, or you may register here. If you have difficulty with the conference call, please contact KORE investor relations at (770) 280-0324. A replay of the conference call will be available approximately three hours after the conference call ends. It will remain on the investor relations section of the Company’s website for 90 days. An audio replay of the conference call may be accessed by calling (877)-660-6853 or (201)-612-7415 using access code 13746648.

3 See “Key Metrics” below for definitions.

KORE Group Holdings, Inc. Reports First Quarter 2024 Earnings
About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission-critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

Non-GAAP Financial Measures
In addition to our results as determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before other non-operating expenses or income, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by nor presented in accordance with GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

We have not provided the forward-looking GAAP equivalents for the forward-looking non-GAAP financial measures Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items including but not limited to stock-based compensation expense, foreign currency loss or gain and acquisition and integration-related expenses. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

KORE Group Holdings, Inc. Reports First Quarter 2024 Earnings
Key Metrics

KORE reviews a number of metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key metrics and other measures discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections

Our “Total Number of Connections at Period End” constitutes the total of all our IoT Connectivity services connections, which includes the contribution of eSIMs but excludes certain connections where mobile carriers license our subscription management platform from us. The “Average Connections Count for the Period” is the simple average of the total connections during the relevant fiscal period(s) presented.

These metrics are the principal measures used by management to assess the growth of the business on a periodic basis, on a SIM and / or device-based perspective. We believe that investors also use these metrics for similar purposes.

DBNER

DBNER tracks the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, its customer retention and the growth of its existing business. KORE calculates DBNER by dividing the revenue for a given period (“given period”) from existing go-forward customers by the revenue from the same customers for the same period measured one year prior (“base period”).

The revenue included in the current period excludes revenue from (i) customers that are “non-go-forward” customers, meaning customers that have either communicated to KORE before the last day of the current period their intention not to provide future business to KORE or customers that KORE has determined are transitioning away from KORE based on a sustained multi-year time period of declines in revenue and (ii) new customers that started generating revenue after the end of the base period. For the purposes of calculating DBNER, if KORE acquires a company during the given period or the base period, then the revenue of a customer before the acquisition but during either the given period or the base period is included in the calculation. For example, to calculate our DBNER for the trailing 12 months ended March 31, 2024, we divide (i) revenue, for the trailing 12 months ended March 31, 2024, from go-forward customers that started generating revenue on or before March 31, 2023, by (ii) revenue, for the trailing 12 months ended March 31, 2023, from the same cohort of customers.

It is often difficult to ascertain which customers should be deemed not to be go-forward customers for purposes of calculating DBNER. Customers are not required to give notice of their intention to transition off of the KORE platform, and a customer’s exit from the KORE platform can take months or longer, and total connections of any particular customer can at any time increase or decrease for any number of reasons, including pricing, customer satisfaction or product fit—accordingly, a decrease in total connections may not indicate that a customer is intending to exit the KORE platform, particularly if that decrease is not sustained over a period of several quarters. DBNER would be lower if it were calculated using revenue from non-go-forward customers.

DBNER is used by management as a measure of growth of KORE’s existing customers (i.e., “same store” growth) and as a measure of customer retention, from a revenue perspective. It is not intended to capture the effect of either new customer wins or the declines from non-go-forward customers on

KORE Group Holdings, Inc. Reports First Quarter 2024 Earnings
KORE’s total revenue growth. This is because DBNER excludes new customers who started generating revenue after the base period and also excludes any customers who are non-go-forward customers on the last day of the current period. Revenue increases from new customer wins, and a decline in revenue from non-go-forward customers are also important factors in assessing KORE’s revenue growth, but these factors are independent of DBNER.

Total Contract Value (TCV)

Total Contract Value (TCV) represents KORE’s estimated value of a revenue opportunity. TCV for an IoT Connectivity opportunity is calculated by multiplying by forty the estimated revenue expected to be generated during the twelfth month of production. TCV for an IoT Solutions opportunity is either the actual total expected revenue opportunity, or if it is a longer-term “programmatically recurring revenue” program, calculated for the first 36 months of the delivery period.

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “guidance,” “project,” “momentum,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding statements regarding expected financial and other risks, statements regarding future operational performance and efficiency, estimates and forecasts of revenue, Adjusted EBITDA and other financial and performance metrics, projections regarding recent customer engagements, projections of market opportunity and conditions, and the total contract value (TCV) of signed contracts and potential revenue opportunities in KORE’s sales funnel. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE’s business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies, including the acquisition of Twilio’s IoT business, changes in the assumptions underlying KORE’s expectations regarding its future business; our ability to negotiate and sign a definitive contract with a customer in our sales funnel; our ability to realize some or all of the TCV of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipates that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-

KORE Group Holdings, Inc. Reports First Quarter 2024 Earnings
looking statements should not be relied upon as representing KORE's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

KORE Investor Contact:
Vik Vijayvergiya
Vice President, IR, Corporate Development and Strategy
vvijayvergiya@korewireless.com
(770) 280-0324

KORE Group Holdings, Inc. Reports First Quarter 2024 Earnings
KORE GROUP HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net loss	$(17,587)	$(18,490)
Income tax benefit	(420)	(369)
Interest expense, net	12,640	10,195
Depreciation and amortization	13,606	14,125
EBITDA	$8,239	$5,461
Change in fair value of warrant liability	(2,321)	(3)
Transformation expenses	—	1,864
Acquisition costs	—	3,207
Integration-related restructuring costs	4,573	—
Stock-based compensation	2,708	2,570
Foreign currency loss	1,344	112
Other (1)	214	117
Adjusted EBITDA	$14,757	$13,328

(1) “Other” adjustments are comprised of adjustments for certain indirect or non-income based taxes.